                                                                       EXHIBIT 5


                                August 5, 1999



Legato Systems, Inc.
3210 Porter Drive
Palo Alto, CA  94304

     Re: Legato Systems, Inc. ("Company") Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 294,790 shares of Common Stock available for issuance upon the Company's assumption of the options granted under the Vinca Corporation 1993 Stock Option Plan and 1997 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Vinca Corporation 1993 Stock Option Plan and 1997 Stock Option Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Gunderson Dettmer Stough Villeneuve
                                 Franklin & Hachigian, L.L.P.